UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Yadkin Valley Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina	20-4495993

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

209 North Bridge Street Elkin, North Carolina	28621-3404

(Address of Principal Executive Offices)	(Zip Code)
Yadkin Valley Bank and Trust 401(k) Profit Sharing Plan
(Full title of the plan)
William A. Long
President and Chief Executive Officer
Yadkin Valley Financial Corporation
209 North Bridge Street 28621
Elkin, North Carolina 28621-3404
(336)-526-6300
(Name, address, and telephone number of agent for service)

Copies Requested to:
Neil E. Grayson, Esq.
Nelson Mullins Riley & Scarborough LLP
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, South Carolina 29601
Telephone: (864) 250-2300
Fax: (864) 232-2925

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per Share (2)	price	registration fee
Common Stock, par value $1.00 per share (1)	233,610	$3.30	$770,913	$54.97

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Yadkin Valley Bank and Trust 401(k) Profit Sharing Plan (the “401(k) Profit Sharing Plan”).

(2)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the Common Stock on The Nasdaq Global Select Market on June 28, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Yadkin Valley Financial Corporation (the “Registrant”) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
(a)	the Registrant’s annual report on Form 10-K for the year ended December 31, 2009 filed on March 5, 2010;

(b)	the Registrant’s quarterly report on Form 10-Q for the period ended March 31, 2010 filed on May 4, 2010; and

(c)	the Registrant’s description of its common stock contained in its registration statement on Form 8-K/A (12G3) filed on July 20, 2006, as amended by the disclosure contained in our Form 8-Ks filed on November 20, 2006, March 25, 2008, December 19, 2008, and January 20, 2009.
     All other documents subsequently filed by the Registrant for itself or the 401(k) Profit Sharing Plan or by the 401(k)Profit Sharing Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents (such documents and the documents enumerated above being hereinafter referred to as “Incorporated Documents”); provided however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Reports.
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     The securities to be offered are registered under Section 12(b) of the Exchange Act.
Item 5. Interests of Named Experts and Counsel.
     N/A
Item 6. Indemnification of Directors and Officers.
     Article 8 of the North Carolina Business Corporation Act (“NCBCA”) permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations and further provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under any other provisions of the

NCBCA. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the NCBCA. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person.
     The Sixth Article of the Articles of Incorporation of the Registrant provides that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted by the NCBCA.
     As permitted by Section 55-2-02 of the NCBCA, the Seventh Article of the Registrant’s Articles of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under Section 55-8-33 of the NCBCA (unlawful distributions); or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation).
     The Registrant has an insurance policy covering the directors and officers of the Registrant with respect to certain liabilities for actions taken in their capacities as such, including liabilities arising under the Securities Act or otherwise.
Item 7. Exemption from Registration Claimed.
     N/A
Item 8. Exhibits.
     The following exhibits are filed with this registration statement.

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to Yadkin Valley’s Current Report on Form 8-K dated July 1, 2006).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Yadkin Valley’s Current Report on Form 8-K filed on December 19, 2008).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Annual Report for the Year Ended December 31, 2006 on Form 10-K dated March 16, 2007).

4.4	Yadkin Valley Bank and Trust Company 401(k) Profit Sharing Plan

23.1	Consent of Dixon Hughes PLLC (filed herewith).

24	Power of Attorney (contained on the signature page hereof).

Item 9. Undertakings.
     1. The undersigned registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(2)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkin, State of North Carolina, on this 29th day of June, 2010.

YADKIN VALLEY FINANCIAL CORPORATION
By:	/s/ William A. Long
William A. Long
President and Chief Executive Officer

     The Plan. Pursuant to the requirements of the Securities Act of 1933, an authorized representative of the Yadkin Valley Bank and Trust 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkin, State of North Carolina, on this 29th day of June, 2010.

YADKIN VALLEY BANK AND TRUST COMPANY 401(k) PROFIT SHARING PLAN

By:	/s/ Jan H. Hollar
Jan H. Hollar
Trustee of the Yadkin Valley Bank and Trust Company 401(k) Profit sharing Plan

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Long and Jan H. Hollar, or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto these attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that these attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

J. T. Alexander, Jr.	Director

/s/ Ralph L. Bentley		June 29, 2010
Ralph L. Bentley	Director

/s/ Nolan G. Brown		June 29, 2010
Nolan G. Brown	Director

/s/ Harry M. Davis		June 29, 2010
Harry M. Davis	Director

Signature	Title	Date

/s/ Thomas J. Hall		June 29, 2010
Thomas J. Hall	Director

James A. Harrell, Jr.	Director

/s/ Larry S. Helms		June 29, 2010
Larry S. Helms	Director

Dan W. Hill, III	Director	June 29, 2010

/s/ Jan H. Hollar		June 29, 2010
Jan H. Hollar	Chief Financial Officer

/s/ William A. Long		June 29, 2010
William A. Long	President, Chief Executive Officer, and Director

/s/ Peter A. Pappas		June 29, 2010
Peter A. Pappas	Director

James L. Poindexter	Director

Morris L. Shambley	Director

Alison J. Smith	Director

James N. Smoak	Director

/s/ Harry C. Spell		June 29, 2010
Harry C. Spell	Director

/s/ C. Kenneth Wilcox		June 29, 2010
C. Kenneth Wilcox	Director

Exhibit Index

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to Yadkin Valley’s Current Report on Form 8-K dated July 1, 2006).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Yadkin Valley’s Current Report on Form 8-K filed on December 19, 2008).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Annual Report for the Year Ended December 31, 2006 on Form 10-K dated March 16, 2007).

4.4	Yadkin Valley Bank and Trust Company 401(k) Profit Sharing Plan

23.1	Consent of Dixon Hughes PLLC (filed herewith).

24	Power of Attorney (contained on the signature page hereof).